Licensing and

                         General Distribution Agreement

                                     between

                           Deutsche Bundespost Telekom
                                    (Telekom)

                                       and

                                     IAT AG
                                      (IAT)



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                  Licensing and General Distribution Agreement

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                                    Preamble

Telekom and IAT have developed and are developing products on the basis of separate development agreements of the development associations (EG).

The existing contractual agreements of the EG are set forth in Appendix A. Agreements not set forth therein, as well as supplementary agreements, are null and void.

It is the purpose of the present agreement to launch and to exploit products previously generated on the basis of the development agreements (Appendix B) or products that are already contractually secured but are still in the process of being developed (Appendix C) by way of, for example, direct distribution, third-party sales, distribution, and licensing agreements on the basis of joint use and exploitations rights.


Art. 1 Common Use and Exploitation Rights of the Parties

The purpose of this agreement is to facilitate the unrestricted economic use and exploitation rights to the products -- which belong to both parties jointly -- that have already been generated on the basis of this development process or that will be generated on that basis in the future. Accordingly, one party cannot dispose of the product rights without the other party unless this agreement contains express provisions to the contrary. If one party decides not to continue participating in common efforts to exploit a product, the other party shall be given the possibility to exploit the product on its own. The licensing shares of the other party shall not be affected thereby.

As far as the previously concluded development agreements are concerned, the parties depart from the premise that all rights are divided equally among them.


Art. 2 Distribution Rights and Licenses

The parties grant each other a worldwide distribution right subject to remuneration.

These rights shall be based on specified and still to be specified agreements concerning base systems, licensing shares, as well as delivery and procurement terms and conditions, all of which shall be equal for both parties.

As a rule, the licensing share to be stipulated separately for each product shall be distributed among the parties according to their respective development expenditures.

The licensing share in the aforesaid agreements shall be established at ten percent (10%) of the recommended list price, unless provided otherwise in the individual agreements.




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                  Licensing and General Distribution Agreement

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The procedure for settling and offsetting licenses, as well as any and all rules and modalities in connection therewith, shall be set forth in a separate agreement.



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                  Licensing and General Distribution Agreement

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Art. 3 Services and Costs to be Offset Separately

The following services and costs shall not be subject to the licensing agreement and shall be stipulated at fixed prices by and between the parties. In the case the parties cannot come to an agreement, cost prices according to VOL [German contracting rules] shall apply.

o    deliveries of hardware

o    handbooks

o    software production (copying costs, diskettes)

o    packaging

o    shipping

o    modifications / adjustments

o    assembly

o    on-site installation

o    consulting and projection services

o    third-party software.

Art. 4 Product Parts not Subject to Licenses

Optional enhancements and conversions of the systems through third-party hardware and software, which are not subject to the parties' mutual rights, are not subject to this agreement.

Art. 5 Mutual Information and Agreement

The parties to this agreement undertake to inform each other with regard to all important matters pertaining to the licensed products and to their mutual cooperation.

This applies specifically to the following areas:

o    product design

o    product naming



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                  Licensing and General Distribution Agreement

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o    marketing strategies.

Art. 6 Warranty

As a rule, the delivering party to this agreement shall release the receiving party to this agreement from warranty claims related to the specified licensed products.


Art. 7 Right to Grant Sub-Licenses

The parties may grant sub-licenses to third parties for the purposes of third-party sales and distribution.

The granting or sale of rights or partial rights (e.g. production licenses) to third parties shall be subject to the agreement of both parties.


Art. 8 Trade and Business Secrets

The parties to this agreement shall neither use nor make available to other parties any and all trade and business secrets to which they have become privy, by whatever means, in the course of implementing the present agreement, neither during the lifetime of the agreement nor upon termination of same.

Sales information related to licensed products may be made available to third parties only insofar as necessary for commercializing their distribution.


Art. 9 Assistance in Matters of Unfair Competition and Violations of Rights

The licensees shall notify each other of any and all violations of laws governing unfair competition, as well as of violations of copyrights, marketing, licensing, and other rights of which they gain knowledge. They shall assist each other in defending themselves against such violations and shall agree on appropriate measures to that end.


Art. 10 Service and Maintenance

The party to this agreement making the sale shall be responsible for servicing and maintaining the sold products unless contractually stipulated otherwise.

The parties to this agreement undertake to make available all necessary measures and information required for providing due service and maintenance of products to customers.



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                  Licensing and General Distribution Agreement


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Art. 11 Continuous Development

The continued development of the products shall occur in the framework of the existing and future development associations (EG). It shall be budgeted subject to mutual agreement and in consideration of the experience gained on the market and shall be implemented in the context of development agreements, to the extent that both parties declare these to be necessary.

Both parties to this agreement have the right not to participate in the continued development of one or several products. In such cases the other party must be notified thereof in writing. The outcome of the continuing development of the products concerned shall subsequently be set forth in supplementary agreements. In such cases, the party willing to continue its development efforts shall be granted the right to do so on its own on the basis of the existing developments.

To this end, the party not interested in continuing the development efforts shall make available, free of charge, all results developed in mutual cooperation.


Art. 12 Termination of the Agreement

This agreement is concluded for an unspecified duration.

The right to terminate the agreement for important reasons remains unaffected thereby.

A termination automatically voids all agreements deriving from this agreement between the parties effective on the same termination date.

Subsequently, the specified licensing duties shall remain in effect until the cumulative licensing revenue has reached the level of the investments made for development purposes.

Agreements concluded by one party to this agreement relative to third parties in the course of this agreement that must be maintained for satisfying obligations shall not be affected by a termination.

All rights to the products shall revert to the parties to this agreement in their entirety once this agreement has been terminated.


Art. 14 Disputes

All disputes arising from the interpretation and implementation of this agreement shall be subject to the laws of the Federal Republic of Germany. The place of jurisdiction is Bonn.



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                  Licensing and General Distribution Agreement

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The parties shall bring disputes before an official court of arbitration before taking recourse to ordinary courts of law.


Art. 15 Cure Clause

If this agreement lacks a specific provision, or if a provision of this agreement is null and void, is questionable, or cannot be implemented, the effectiveness of the remainder of this agreement shall not be affected thereby.

The parties shall adopt that legal provision in place of the possibly missing, void, questionable, or non- implementable provision by a provision most suitable to bring about the success envisioned by the parties to this agreement.



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                  Licensing and General Distribution Agreement

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Deutsche Bundespost Telekom                          IAT AG
represented by:                                      represented by:

The Division
"Bild-, AV, Multimedia"
[Image, Audio Visual, Multimedia]
of the Generaldirektion Telekom

/signature/                                                   /signature/
(Mr. Penz)                                                    (Dr. Vogt)

Place, Date:                                                  Place, Date:

3/11/94                                                       Bonn, 04/11/94


[APPENDIX A NOT INCLUDED--TRANSLATION IS NOT YET AVAILABLE AND WILL BE FILED UPON RECEIPT]

[APPENDIX B NOT INCLUDED--CONFIDENTIAL TREATMENT HAS BEEN APPLIED FOR]


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